Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of November 15, 2024 (the “Effective Date”), is by and among Capstone Technologies Group, Inc., a Nevada corporation (the “Company”), and each holder of the Capstone Interests (as defined below) listed on the Schedule of Interest Holders set forth on Schedule A hereto (each a “Interest Holder” and together, the “Interest Holders”). The Company and the Interest Holders are collectively referred to herein as the “Parties” and each is a “Party.”

RECITALS

WHEREAS, the Company has outstanding convertible notes issued to the Interest Holders in the aggregate amounts set forth on Schedule A opposite such Interest Holders name (the “Notes”);

WHEREAS, the Company has outstanding warrants issued to the Interest Holders in the aggregate amounts set forth on Schedule A opposite such Interest Holders name (the “Warrants”);

WHEREAS, the Company has outstanding shares of common stock of the Company issued to the Interest Holders in the aggregate amounts set forth on Schedule A opposite such Interest Holders name (the “Common Stock” and together with the Warrants and Notes, the “Existing Interests”);

WHEREAS, the Company seeks to exchange shares of Series B Convertible Preferred Stock of the Company in the amounts set forth in the aggregate amounts set forth on Schedule A opposite such Interest Holders name (the “Series B Preferred Stock”), in exchange for the Existing Interests; and

WHEREAS, each Interest Holder desires to enter into this Agreement to effect the exchange of the Existing Interests for the Series B Preferred Stock (the “Exchange”)on the terms and conditions set forth in the Offer and in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.   Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Law” means the common law of any jurisdiction, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or governmental authority legally binding on the relevant Person or its properties.

“Lien” shall mean any lien, claim, levy, charge, assessment, assignment, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

ARTICLE II.

EXCHANGE

Section 2.01.   Exchange. Subject to the terms and conditions hereof, each Interest Holder hereby agrees to exchange the Existing Interests set forth opposite each such Interest Holder’s name on Schedule A for Series B Preferred Stock, in the amounts set forth opposite each such Interest Holder’s name on Schedule A.

Section 2.02.   Deliveries.

(a)      Promptly following the execution of this Agreement, the Interest Holder shall deliver to the Company for cancellation its original Existing Interests (or an affidavit of loss in respect of such Existing Interests reasonably acceptable to the Company). All of each Interest Holder’s interest in any Existing Interests are set forth opposite such Interest Holder’s name on Schedule A (including any interests in any Existing Interests not formally documented). and (ii) any other documentation reasonably requested by the Company to effectuate the transactions contemplated by this Agreement (foregoing clauses (i) and (ii), the “Interest Holder Deliverables”).

(b)      Upon receipt by the Company of the Interest Holder’s Interest Holder Deliverables, but in no event prior to such receipt by the Company, the Company shall promptly deliver to such Interest Holder a fully executed stock certificate evidencing such Interest Holders Series B Preferred Stock.

Section 2.03.   Effect of Agreement. For the avoidance of doubt, and notwithstanding whether the Interest Holder shall have delivered its Interest Holder Deliverables to the Company, from and after the Effective Date, (i) each Interest Holders’ right, title and interest under its Existing Interests shall be extinguished and each Interest Holder shall no longer be deemed to be a creditor of the Company with respect to such Interest Holder’s Notes; (ii) all of the rights of each Interest Holder under the Existing Interests shall be fully paid and satisfied, and the Notes shall be canceled and no longer in force or effect; (iii) each Interest Holder shall be deemed for all corporate purposes to have become the holder of record of their respective shares of Series B Preferred Stock; and (iv) the rights of each Interest Holder under its Existing Interests shall be cancelled and no longer in force or effect, and replaced with the terms as set forth under this Agreement.

Section 2.04.   Release. In consideration for the transactions contemplated herein and effective as of the date hereof, each Interest Holder, on behalf of itself and its heirs, family members, executors, successors and assigns, hereby knowingly and voluntarily unconditionally and irrevocably waives, releases and forever discharges the Company and each of its respective past, present and future directors, managers, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers, affiliates and affiliated companies (collectively, the “Releasees”) from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action of any kind whatsoever, whether known or unknown, asserted or unasserted, foreseen or unforeseen, discovered or undiscovered, fixed or contingent, at law or in equity, that the Interest Holder may have had or has against the Releasees at any time from the beginning of time up to and including the date on hereof, including, without limitation, any liability arising from, relating to or in connection with, to the extent relating to, arising out of or in connection with (i) any act or omission by any of the Releasees prior to the date hereof, (ii) the amount, form or calculation of the Series B Preferred Stock to be received by the Interest Holder pursuant this Agreement, or (iii) the Interest Holder’s status as a Interest Holder or his, her or its its Existing Interests and right in or to any equity interests of the Company exercisable under the Existing Interests (the “Released Liabilities”), in each case whether such Released Liabilities are absolute or contingent, liquidated or unliquidated, vested or unvested, and neither the Interest Holder nor any person, organization or other entity acting on the Interest Holder’s behalf, shall not seek to recover any amounts in connection with the Released Liabilities from the Company or any other Releasee. The Interest Holder agrees that neither the Interest Holder nor any person, organization, or other entity acting on the Interest Holder's behalf will file a lawsuit or administrative proceeding seeking legal, equitable, administrative, or other relief asserting any claims or causes of action for any Released Liability. If any such claim or cause of action is asserted, the Interest Holder will indemnify and hold harmless each of the Releasees from and against any and all losses, costs, damages, expenses, and attorneys’ fees incurred as a result of any attempt to assert such claims or cause of action.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INTEREST HOLDER

Each Interest Holder hereby represents and warrants to the Company as follows:

Section 3.01.   Organization and Authority; Enforceability.

(a)      (i) The Interest Holder is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and each Interest Holder Deliverable to which it is a party; (ii) the execution, delivery and performance of this Agreement and the Interest Holder Deliverable(s) have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational and governing documents of the Interest Holder; and (iii) each person executing this Agreement and the Interest Holder Deliverable(s) on behalf of the Interest Holder, has the requisite power and authority to execute and deliver this Agreement and the Interest Holder Deliverable(s), to consummate the transactions contemplated hereby and thereby and to cause the Interest Holder to perform its obligations hereunder and thereunder. Each of this Agreement and any Interest Holder Deliverable to which the Interest Holder is a party has been duly executed and delivered by the Interest Holder and constitutes a legal, valid and binding obligation of the Interest Holder, enforceable against the Interest Holder in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

Section 3.02.   Title. As of the date hereof, the Interest Holder is the record and beneficial owner of, and has good and valid title to, its Existing Interests, free and clear of all Liens, and has full and unrestricted power to dispose of and to exercise all rights thereunder, without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, agreement, vote, plan, proposal or other right of any Person to acquire all or any of the Interest Holder’s Existing Interests including any portion thereof. [The Interest Holder holds no other interest in any Existing Interests other than as set forth opposite such Interest Holder’s name on Schedule A.] [NOTE: Confirm if any holder is retaining any common interests.]

Section 3.03.   No Conflicts. The execution, delivery and performance of this Agreement and each Interest Holder Deliverable to which the Interest Holder is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of the Interest Holder, if the Interest Holder is an entity; (ii) violate or result in a breach of any Law applicable to the Interest Holder or by which any of the Interest Holder’s property or assets, including, but not limited to its Existing Interests, may be bound; or (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any property or assets of the Interest Holder (including its Existing Interests) under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, license, permit, power of attorney, instrument or other agreement to which the Interest Holder is a party or by which any of the Interest Holder’s property or assets (including its Existing Interests) may be bound.

Section 3.04.   No Consents. No authorization, consent or approval of or by, or any notification of or filing with, any Person is required by the Interest Holder in connection with the execution, delivery and performance of this Agreement or any Interest Holder Deliverable to which the Interest Holder is a party, or the consummation by the Interest Holder of the transactions contemplated hereby or thereby.

Section 3.05.   Securities Representations.

(a)      The Interest Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Interest Holder has previously delivered to the Company an investor questionnaire pursuant to which it confirmed to the Company that it was an “accredited investor” and indicated the specific basis of such “accredited investor” status.

(b)      The Interest Holder acknowledges that it has had the opportunity to ask questions of, and receive answers from, the Company concerning, and is thus familiar with, the terms and conditions of the Exchange, and of the business, affairs and current prospects of the Company, and all such questions have been answered to the Interest Holder’s full satisfaction. The Interest Holder has made such further investigation of the Company as it deemed appropriate to obtain additional information about the Company and to evaluate the merits and risks of an investment in the Series B Preferred Stock.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Interest Holder as of the date hereof:

Section 4.01.   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

Section 4.02.   Authorization and Enforceability. The Company has the power and authority to issue the Series B Preferred Stock contemplated hereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any other agreements necessary to consummate the transactions contemplated hereunder, the performance of all obligations of the Company hereunder and thereunder as of the Effective Date, and the authorization, issuance (or reservation for issuance), and delivery of the Series B Preferred Stock being issued hereunder, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (a) laws limiting the availability of specific performance, injunctive relief and other equitable remedies; and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

Section 4.03.   Compliance with Other Instruments. The Company is not in violation or default with respect to (i) any provisions of Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”), (ii) any material judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, (iii) any material agreement or contract of the Company, or (iv) to the Company’s knowledge, any provision of law applicable to the Company, except, in each case, for such violations or default as would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Charter Documents of the Company, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any material agreement or contract of the Company, or, to the Company’s knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

ARTICLE V.

MISCELLANEOUS

Section 5.01.   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature (including by portable document format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.02.    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.03.    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 5.04.     Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

Section 5.05.    Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written signed consent of the Company and the Interest Holders. Any waiver, modification or amendment of any provision of this Agreement requested by any party hereto must be in writing, and such writing must expressly state an intent to so waive, modify or amend such provision. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties.

Section 5.06.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties shall assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the other Party.

Section 5.07.    Waiver. No failure or delay on the part of any Party in the exercise of any power, right or privilege hereunder or any of the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.08.    Waiver of Conflicts. Each party to this Agreement acknowledges that Winston & Strawn, LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Interest Holders and the Stockholders in matters related and unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Winston & Strawn, LLP’s representation of certain of the Interest Holders in such matters and to Winston & Strawn, LLP’s representation of the Company and Holdings in connection with this Agreement and the transactions contemplated hereby.

Section 5.09.     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

Section 5.10.    Jury Trial.       EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

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